SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): September 27, 2002
                                                      (July 10, 2002)

                            The Warnaco Group, Inc.
              (Exact Name of Registrant as Specified in Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)


                 1-10857                               95-4032739
        (Commission File Number)           (IRS Employer Identification No.)


               90 Park Avenue
                New York, NY                              10016
  (Address of Principal Executive Offices)             (Zip Code)

      Registrant's telephone number, including area code: (212) 661-1300

                                Not Applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On July 10, 2002 and September 13, 2002, respectively, The Warnaco Group, Inc. (the "Company") filed its monthly operating report for the period commencing May 5, 2002 and ended June 1, 2002 and its monthly operating report for the period commencing July 7, 2002 and ended August 3, 2002 (collectively, the "Operating Reports") with the United States Bankruptcy Court for the Southern District of New York, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, in connection with the Company's voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Bankruptcy Code in Case Nos. 01-41643 through 01-41680 (Jointly Administered).

         The Operating Reports contain unaudited information about the Company and certain of its subsidiaries which are debtors (but not all of the Company's consolidated subsidiaries), and are in a format, prescribed by the applicable bankruptcy laws. The Operating Reports also contain information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. For these reasons, the Company cautions readers not to place undue reliance upon the information contained therein.

         In addition, the Operating Reports, as well as other statements made by the Company, may contain forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended, that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the sufficiency of the Amended
DIP financing, the ability of the Company to satisfy the conditions and requirements of its credit facilities, the effects of the Chapter 11 cases on the operation of the Company, the Company's ability to obtain court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter
11 cases, the effect of international, national and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, customer acceptance of both new designs and newly introduced product lines, financial difficulties encountered by customers, the ability of the Company to attract, motivate and retain key executives and employees, and the ability of the Company to attract and retain customers. All statements other than statements of historical facts included in the Operating Reports are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         In connection with the preparation of the Company's proposed plan of reorganization and the completion of the Company's Quarterly Report on Form 10-Q for the period ended April 6, 2002, the Company has updated and finalized its original estimate of the cumulative effect of the accounting change related to the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets". The cumulative effect of the accounting change set forth in each of the Operating Reports filed herewith was approximately $683,000,000 (see Note 2 to each of the Operating Reports) but has since been revised to approximately $855,000,000. The increased write-down resulted from a decrease in the Company's business enterprise value determined in connection with the preparation of the Company's proposed plan of reorganization. See Note 3 of Notes to Consolidated Condensed Financial Statements included in the Company's Quarterly Report on Form 10-Q for the period ended April 6, 2002 filed September 27, 2002.

         As a result of the amount and character of the Company's pre-petition indebtedness, the shortfall between the Company's projected enterprise value and the amount necessary to satisfy the claims, in full, of its secured and unsecured creditors and the operation of the provisions of the Bankruptcy Code applicable to confirmation of a plan or plans of reorganization, the Company anticipates that under the plan of reorganization that it contemplates filing with the Bankruptcy Court holders of the Company's (i) common stock will not receive any distribution, (ii) general unsecured claims will receive a modest distribution, (iii) secured indentedness will receive a distribution substantially less than the face value of such indebtedness, and (iv) claims arising from or related to certain preferred securities will receive a modest distribution if the claimants thereunder do not oppose the plan. Accordingly, investments in the Company's securities and financial instruments is highly speculative.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  Exhibit No.               Description

                     99.1 Monthly Operating Report for the Period from May 5, 2002 to June 1, 2002

                     99.2 Monthly Operating Report for the Period from July 7, 2002 to August 3, 2002



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2002
                                           The Warnaco Group, Inc.


                                           By:   /s/  James P. Fogarty
                                               --------------------------------
                                           Name:  James P. Fogarty
                                           Title: Senior Vice President Finance
                                                  and Chief Financial Officer